Exhibit 99.1

Web.com Reports Record Fourth Quarter and Full Year 2011 Financial Results

•	Fourth quarter revenue and profitability exceed high end of Web.com’s guidance
•	Average Revenue Per User (ARPU) grew 4% sequentially in 4Q (excluding Network Solutions), increased 13% in FY11
•	Customer retention improves to new record level
•	Net debt reduction of $23 million since Network Solutions acquisition; repayment ahead of schedule

JACKSONVILLE, FL – February 16, 2012 – Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small businesses, today announced results for the fourth quarter and full year ended December 31, 2011.

“Web.com delivered revenue and profitability that were above our expectations for the fourth quarter, representing a strong finish to a record year and a great start to Web.com’s future following the Network Solutions acquisition,” said David Brown, Chairman and CEO of Web.com. “During 2011, we completed the integration of Register.com and delivered on each of our key objectives, including accelerated revenue growth, ARPU expansion, reduced customer churn and strong profitability and cash flow generation.”

“We are excited about Web.com’s outlook as we begin 2012. By replicating integration and growth strategies that have been successful in the past, we are making excellent progress incorporating the Network Solutions organization, and are quite pleased with the contribution our joint teams are already making in just this short period of time. In addition to building on our track record of driving ARPU growth, we believe that we are well positioned to stabilize and grow our much larger subscriber base as we proceed through 2012. With far greater resources, we believe we have the opportunity to drive shareholder value as we use the combined company’s strong cash flow to invest in growth initiatives as well as rapidly de-lever our balance sheet.”

Summary of Fourth Quarter 2011 Financial Results:

•	Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $73.6 million for the fourth quarter of 2011, compared to $37.6 million for the fourth quarter of 2010. Non-GAAP revenue, which adds back the impact of the fair value adjustment to acquired deferred revenue, was $96.5 million for the fourth quarter of 2011, above the company’s guidance range of $93.0 million to $95.0 million.

•	Operating loss, calculated in accordance with GAAP, was $32.8 million for the fourth quarter of 2011 and included a $23.4 million negative impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees, and $17.0 million of restructuring charges and corporate development expenses. For the fourth quarter of 2010, the company reported a GAAP operating loss of $4.4 million which included a $7.6 million negative impact from the fair value adjustment to acquired deferred revenue and prepaid registry fees.

•	GAAP net income from continuing operations was $3.6 million, or $0.08 per diluted share, for the fourth quarter of 2011, and included the above mentioned impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees, restructuring charges and corporate development expenses, and an income tax benefit of $53.7 million. GAAP net loss from continuing operations was $16.1 million, or $0.63 per diluted share, in the fourth quarter of 2010.

•	Non-GAAP operating income was $23.2 million for the fourth quarter of 2011, compared to $8.6 million for the fourth quarter of 2010 and representing a record non-GAAP operating margin of 24%.

•	Non-GAAP net income from continuing operations was $12.2 million for the fourth quarter of 2011, or $0.28 per diluted share, above the company’s guidance of $0.22 to $0.24 per diluted share. The Company had non-GAAP net income of $6.6 million, or $0.24 per diluted share, for the fourth quarter of 2010.

•	Adjusted EBITDA was $24.8 million for the fourth quarter of 2011, compared to $9.1 million for the fourth quarter of 2010 and representing a record 26% adjusted EBITDA margin.

•	The Company generated cash from operations of $4.5 million for the fourth quarter of 2011 and $13.4 million excluding the pay down of accrued restructuring expenses and certain expenses associated with the Network Solutions acquisition. This compared to $6.8 million and $8.0 million, excluding corporate development expenses associated with the Register.com acquisition, respectively, for the fourth quarter of 2010.

Fourth Quarter and Recent Business Highlights:

•	Web.com’s average revenue per user (ARPU), excluding the contribution from Network Solutions, was $17.38 for the fourth quarter of 2011, representing a sequential increase of 4% from $16.73 in the third quarter of 2011 and up 13% over the prior year period. On a proforma basis and including the contribution from Network Solutions, ARPU was $12.86 for the fourth quarter of 2011.

•	Web.com’s customer churn, excluding the contribution from Network Solutions, was 1.6% for the fourth quarter of 2011, representing a new record level and down from 1.7% in the prior two quarters. Customer churn was approximately 1% for the fourth quarter of 2011 including the contribution from Network Solutions.

•	Web.com’s total net subscribers were approximately 2,957,000 at the end of the fourth quarter of 2011 due to the addition of Network Solutions’ subscriber base during the fourth quarter, and up from 913,000 subscribers at the end of the third quarter. The 2,957,000 subscriber level takes into account the overlap of approximately 40,000 shared customers between Web.com and Network Solutions.

Excluding the contribution from Network Solutions, Web.com saw a reduction of 4,800 subscribers in the fourth quarter. This represents a significant improvement compared to the loss of 13,000 subscribers sustained in the third quarter of 2011 and the loss of 20,000 subscribers per quarter experienced by Register.com prior to its acquisition by Web.com. Including the 5,700 subscribers Network Solutions lost during the partial quarter, the combined company lost 10,500 net subscribers in the period.

•	After receiving Web.com shareholder approval, we successfully completed the acquisition of Network Solutions from NetSol Holdings LLC on October 27, 2011.

•	Web.com reduced its highest-interest-cost, second lien debt by $30 million during the fourth quarter of 2011 using a combination of cash and $12 million from its lower-interest-cost revolving credit facility. The company also made a $5 million prepayment on its first lien loan in January 2012. Both repayments were in advance of the debt repayment schedule.

Summary of Full Year 2011 Financial Results:

•	Total revenue, calculated in accordance with GAAP, was $199.2 million for 2011, compared to $120.3 million for 2010. Non-GAAP revenue, which adds back the impact of the fair value adjustment to acquired deferred revenue, was $234.4 million for 2011, compared to $133.4 million in 2010.

•	Operating loss, calculated in accordance with GAAP, was $40.8 million for 2011 and included a $36.0 million negative impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees as well as $22.6 million in restructuring charges and corporate development expenses. For 2010, the company reported GAAP operating loss of $14.5 million which included a $13.3 million negative impact from the fair value adjustment to acquired deferred revenue and prepaid registry fees, as well as $5.1 million in restructuring charges and corporate development expenses.

•	GAAP net loss from continuing operations was $9.6 million, or $0.31 per diluted share, for 2011 and included the above mentioned impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees, restructuring charges and corporate development expenses, and a $53.0 million income tax benefit. GAAP net loss from continuing operations was $6.6 million, or $0.26 per diluted share, in 2010.

•	Non-GAAP operating income was $50.2 million for 2011, compared to $21.4 million for 2010 and representing a record non-GAAP operating margin of 21%.

•	Non-GAAP net income from continuing operations was $35.3 million for 2011, or $1.05 per diluted share, compared to $18.4 million, or $0.68 per diluted share for 2010.

•	Adjusted EBITDA was $54.2 million for 2011, compared to $24.3 million for 2010 and representing a record 23% adjusted EBITDA margin.

•	Cash flow from operations was $14.9 million for 2011 and $30.9 million excluding the pay down of accrued restructuring expenses, and certain expenses associated with the Network Solutions acquisition. This compared to $15.8 million and $21.5 million, excluding corporate development expenses for the Register.com acquisition, respectively, for 2010.

Conference Call Information

Management will host a conference call today February 16, 2012, at 5:00 p.m. (Eastern Time), to discuss Web.com’s fourth quarter and full year financial results and other matters related to the Company’s business and forward looking guidance on selected financial metrics. A live webcast of the call will be available at the “Investor Relations” page of Web.com’s website, http://ir.web.com. To access the call, dial 877-705-6003 (domestic) or 201-493-6725 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 386343. A replay of the webcast will also be available for a limited time at http://ir.web.com.

About Web.com

Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of internet services and online marketing solutions for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites, shopping cart software, eCommerce web site design and call center services. For more information on Web.com, please visit http://www.web.com/ or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Web.com’s management uses these non-GAAP measures as important indicators of the Company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures Web.com presents above, management further sets forth its rationale as follows:

•	Non-GAAP Revenue. We exclude from non-GAAP revenue the impact of the fair value adjustment to deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•	Non-GAAP Operating Income. Web.com excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue and prepaid registry fees, restructuring charges, corporate development expenses and stock-based compensation charges. Management believes that excluding these items assists investors in evaluating period-over-period changes in Web.com’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.
•	Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue and prepaid registry fees, restructuring charges, corporate development expenses, amortization of deferred financing fees, stock-based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.
•	Adjusted EBITDA. Web.com excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.
•	In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:
•	Stock-based compensation. These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Web.com and because such expense is not used by management to assess the core profitability of the Company’s business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.
•	Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for Web.com, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to Web.com’s historical operating results and comparisons to the Company’s competitors’ operating results.
•	Depreciation expense. Web.com incurs depreciation expense associated with its fixed assets. Although the fixed assets generate revenue for Web.com, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to Web.com’s historical operating results and comparisons to the Company’s competitors’ operating results.

•	Amortization of deferred financing fees. Web.com incurs amortization expense related to deferred financing fees. This item is excluded because Web.com believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to Web.com’s historical operating results and comparisons to the Company’s competitors’ operating results.
•	Restructuring charges. Web.com has recorded restructuring charges. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.
•	Income tax expense. Due to the magnitude of Web.com’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results. Web.com also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.
•	Fair value adjustment to deferred revenue and prepaid registry fees. Web.com has recorded a fair value adjustment to acquired deferred revenue and prepaid registry fees in accordance with ASC 805-10-65. Web.com excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and prepaid registry fees therefore facilitates management’s internal comparisons to Web.com’s historical operating results.
•	Corporate development expenses. Web.com incurred expenses relating to the acquisition and successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

Forward-Looking Statements

This press release includes certain "forward-looking statements" including, without limitation, statements regarding the anticipated positive impact of acquiring Network Solutions, expected growth from our investment in marketing initiatives, expected growth in ARPU, timing of repayment of existing debt, and expected subscriber growth, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe,” “will,” “expect,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, Web.com’s ability to integrate the Network Solutions business into Web.com, disruption created by the Network Solutions acquisition and from integration efforts making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com’s business.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:

Web.com

Susan Datz Edelman

Director, Investor Relations and Corporate Communications

904-680-6909

sedelman@web.com

ICR for Web.com

Kori Doherty

617-956-6730

Kori.doherty@icrinc.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except share and per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Revenue:
Subscription	$72,003	$37,193	$195,645	$117,691
Professional services	1,577	456	3,560	2,598
Revenue:	73,580	37,649	199,205	120,289

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	31,764	17,248	83,406	51,371
Professional services	354	379	1,415	1,861
Cost of revenue:	32,118	17,627	84,821	53,232

Gross profit	41,462	20,022	114,384	67,057

Operating expenses:
Sales and marketing	19,553	9,673	51,743	28,678
Research and development	9,050	3,383	19,252	10,910
General and administrative	21,257	6,639	45,164	24,110
Restructuring charges	9,206	315	9,536	2,171
Depreciation and amortization	15,242	4,434	29,456	15,724
Total operating expenses	74,308	24,444	155,151	81,593
Loss from operations	(32,846)	(4,422)	(40,767)	(14,536)

Other income:
Interest expense, net	(17,227)	(1,885)	(21,826)	(2,832)
Loss before income taxes from continuing operations	(50,073)	(6,307)	(62,593)	(17,368)
Income tax benefit (expense)	53,665	(9,804)	53,008	10,720
Net income (loss) from continuing operations	3,592	(16,111)	(9,585)	(6,648)

Discontinued operations:
Gain from discontinued operations, net of tax	-	-	325	116
Income from discontinued operations, net of tax	-	-	325	116

Net income (loss)	$3,592	$(16,111)	$(9,260)	$(6,532)

Basic earnings per share:
Income (loss) from continuing operations attributable per common share	$0.09	$(0.63)	$(0.31)	$(0.26)
Income from discontinued operations attributable per common share	$-	$-	$0.01	$-
Net income (loss) per common share	$0.09	$(0.63)	$(0.30)	$(0.26)

Diluted earnings per share:
Income (loss) from continuing operations attributable per common share	$0.08	$(0.63)	$(0.31)	$(0.26)
Income from discontinued operations attributable per common share	$-	$-	$0.01	$-
Net income (loss) per common share	$0.08	$(0.63)	$(0.30)	$(0.26)

Weighted-average number of shares used in per share amounts:
Basic	40,667	25,710	30,675	25,515
Diluted	43,279	25,710	30,675	25,515

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands except share and per share data)

	December 31, 2011	December 31, 2010
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$13,364	$16,307
Restricted investments	296	300
Accounts receivable, net of allowance $1,560 and $523, respectively	13,094	8,100
Prepaid expenses	5,184	2,551
Prepaid registry fees, current	57,302	14,193
Deferred taxes	22,038	248
Deferred financing fees and other current assets	4,716	1,221
Total current assets	115,994	42,920

Restricted investments	714	1,110
Property and equipment, net	25,696	8,765
Prepaid registry fees, non-current	68,136	13,569
Goodwill	631,362	122,512
Intangible assets, net	539,979	106,843
Other assets	21,075	3,770
Total assets	$1,402,956	$299,489

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,065	$3,276
Accrued expenses	16,057	5,276
Accrued compensation and benefits	15,956	6,799
Accrued restructuring costs and other reserves	5,553	2,325
Deferred revenue	142,157	36,664
Current portion of debt	4,182	9,533
Other liabilities	2,495	1,180
Total current liabilities	191,465	65,053

Accrued rent expense	1,154	914
Deferred revenue	132,814	25,149
Long-term debt	714,703	93,623
Deferred tax liabilities	85,153	10,005
Other long-term liabilities	2,861	1,138
Total liabilities	1,128,150	195,882

Stockholders' equity
Common stock, $0.001 par value per share; 150,000,000 shares authorized; 47,359,304 and 27,756,227 shares issued and 47,359,304 and 27,340,062 shares outstanding at December 31, 2011 and 2010, respectively	47	27
Additional paid-in capital	441,955	263,453
Treasury Stock, at cost, 0 and 416,165 shares at December 31, 2011 and 2010, respectively	-	(1,896)
Accumulated other comprehensive loss, net of income tax benefit	-	(40)
Accumulated deficit	(167,196)	(157,937)
Total stockholders' equity	274,806	103,607

Total liabilities and stockholders' equity	$1,402,956	$299,489

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$73,580	$37,649	$199,205	$120,289
Fair value adjustment to deferred revenue	22,911	7,338	35,238	13,080
Non-GAAP revenue	$96,491	$44,987	$234,443	$133,369

Reconciliation of GAAP net income (loss) to non-GAAP net income
GAAP net income (loss)	$3,592	$(16,111)	$(9,260)	$(6,532)
Amortization of intangibles	13,703	3,937	25,389	12,879
Gain on sale of assets	-	2	10	6
Stock based compensation	1,948	1,319	6,933	4,711
Income tax (benefit) expense	(53,665)	9,804	(53,008)	(10,720)
Restructuring charges	9,206	315	9,536	2,171
Corporate development	7,789	(128)	13,083	2,892
Amortization of deferred financing fees	5,918	395	6,856	573
Cash income tax benefit (expense)	259	(488)	(214)	(845)
Fair value adjustment to deferred revenue	22,911	7,338	35,238	13,080
Fair value adjustment to prepaid registry fees	537	258	739	214
Non-GAAP net income	$12,198	$6,641	$35,302	$18,429

Reconciliation of GAAP basic net income (loss) per share to non-GAAP basic net income per share
Basic GAAP net income (loss) per share	$0.09	$(0.63)	$(0.30)	$(0.26)
Amortization of intangibles per share	0.33	0.15	0.83	0.50
Stock based compensation per share	0.05	0.05	0.23	0.18
Income tax (benefit) expense per share	(1.32)	0.38	(1.73)	(0.41)
Restructuring charges per share	0.23	0.01	0.31	0.09
Corporate development per share	0.19	-	0.43	0.11
Amortization of deferred financing fees per share	0.15	0.02	0.22	0.02
Cash income tax benefit (expense) per share	0.01	(0.02)	(0.01)	(0.03)
Fair value adjustment to deferred revenue per share	0.56	0.29	1.15	0.51
Fair value adjustment to prepaid registry fees	0.01	0.01	0.02	0.01
Basic Non-GAAP net income per share	$0.30	$0.26	$1.15	$0.72

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP net income per share
Fully diluted shares:
Common stock	40,667	25,710	30,675	25,515
Diluted stock options	1,630	1,717	2,058	1,335
Diluted restricted stock	982	751	1,006	438
Total	43,279	28,178	33,739	27,288

Diluted GAAP net income (loss) per share	$0.08	$(0.63)	$(0.30)	$(0.26)
Diluted equity per share	-	0.05	0.03	0.02
Amortization of intangibles per share	0.31	0.14	0.76	0.47
Stock based compensation per share	0.05	0.05	0.21	0.17
Income tax (benefit) expense per share	(1.24)	0.36	(1.57)	(0.39)
Restructuring charges per share	0.21	0.01	0.28	0.08
Corporate development per share	0.18	-	0.39	0.11
Amortization of deferred financing fees per share	0.14	0.01	0.20	0.02
Cash income tax benefit (expense) per share	0.01	(0.02)	(0.01)	(0.03)
Fair value adjustment to deferred revenue per share	0.53	0.26	1.04	0.48
Fair value adjustment to prepaid registry fees per share	0.01	0.01	0.02	0.01
Diluted Non-GAAP net income per share	$0.28	$0.24	$1.05	$0.68

Reconciliation of GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(32,846)	$(4,422)	$(40,767)	$(14,536)
Amortization of intangibles	13,703	3,937	25,389	12,879
Stock based compensation	1,948	1,319	6,933	4,711
Restructuring charges	9,206	315	9,536	2,171
Corporate development	7,789	(128)	13,083	2,892
Fair value adjustment to deferred revenue	22,911	7,338	35,238	13,080
Fair value adjustment to prepaid registry fees	537	258	739	214
Non-GAAP operating income	$23,248	$8,617	$50,151	$21,411

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	-45%	-12%	-20%	-12%
Amortization of intangibles	15%	8%	11%	10%
Restructuring charges	10%	1%	4%	2%
Corporate development	8%	0%	6%	2%
Fair value adjustment to deferred revenue	33%	18%	17%	10%
Fair value adjustment to prepaid registry fees	1%	1%	0%	0%
Stock based compensation	2%	3%	3%	4%
Non-GAAP operating margin	24%	19%	21%	16%

Reconciliation of GAAP operating loss to adjusted EBITDA
GAAP operating loss	$(32,846)	$(4,422)	$(40,767)	$(14,536)
Depreciation and amortization	15,242	4,434	29,456	15,724
Stock based compensation	1,948	1,319	6,933	4,711
Restructuring charges	9,206	315	9,536	2,171
Corporate development	7,789	(128)	13,083	2,892
Fair value adjustment to deferred revenue	22,911	7,338	35,238	13,080
Fair value adjustment to prepaid registry fees	537	258	739	214
Adjusted EBITDA	$24,787	$9,114	$54,218	$24,256

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	-45%	-12%	-20%	-12%
Depreciation and amortization	17%	10%	13%	12%
Stock based compensation	2%	3%	3%	4%
Restructuring charges	11%	1%	4%	2%
Corporate development	8%	0%	6%	2%
Fair value adjustment to deferred revenue	32%	17%	17%	10%
Fair value adjustment to prepaid registry fees	1%	1%	0%	0%
Adjusted EBITDA margin	26%	20%	23%	18%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Stock based compensation
Subscription (cost of revenue)	$228	$148	$856	$573
Sales and marketing	356	233	1,240	727
Research and development	302	167	969	614
General and administration	1,062	771	3,868	2,797
Total	$1,948	$1,319	$6,933	$4,711

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Cash flows from operating activities

Net income (loss)	$3,592	$(16,111)	$(9,260)	$(6,532)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on sale of discontinued operations, net of tax	-	-	(325)	(125)
Depreciation and amortization	15,247	4,434	29,460	15,724
Stock-based compensation expense	1,948	1,319	6,933	4,711
Deferred income tax (benefit) expense	(53,416)	8,902	(53,232)	(12,274)
Amortization of deferred financing fees and other	5,619	400	6,568	578
Changes in operating assets and liabilities:
Accounts receivable, net	(778)	901	(407)	389
Prepaid expenses and other assets	2,508	846	1,712	2,272
Prepaid registry fees	1,208	(558)	2,025	(963)
Accounts payable	(1,215)	24	(1,375)	1,010
Accrued expenses and other liabilities	1,392	186	1,889	(3,103)
Accrued compensation and benefits	1,047	1,393	(2,897)	3,492
Accrued restructuring	7,075	(867)	5,065	(585)
Deferred revenue	20,227	5,943	28,768	11,157
Net cash provided by operating activities	4,454	6,812	14,924	15,751

Cash flows from investing activities

Business acquisitions, net of cash received	(405,120)	(3,089)	(405,120)	(130,142)
Proceeds from sale of discontinued operations	-	-	325	125
Investment in intangible assets	-	-	-	(1,396)
Purchase of property and equipment	(671)	(600)	(4,270)	(1,656)
Other	-	-	83	-
Net cash used in investing activities	(405,791)	(3,689)	(408,982)	(133,069)

Cash flows from financing activities

Stock issuance costs	(7)	(3)	(16)	(14)
Common stock repurchased	(4)	-	(452)	(53)
Issuance of debt	745,500	-	745,500	110,000
Payment of debt	(325,738)	(6,075)	(341,748)	(12,256)
Deferred financing fees	(21,242)	(156)	(21,242)	(5,318)
Proceeds from exercise of stock options	440	1,594	9,073	1,839
Net cash provided by (used in) financing activities	398,949	(4,640)	391,115	94,198

Net decrease in cash and cash equivalents	(2,388)	(1,517)	(2,943)	(23,120)
Cash and cash equivalents, beginning of period	15,752	17,824	16,307	39,427
Cash and cash equivalents, end of period	$13,364	$16,307	$13,364	$16,307

Supplemental cash flow information:
Interest paid	$4,060	$1,679	$7,786	$2,605
Income tax paid	$162	$154	$1,089	$287

Non-cash investing activities
Acquisition-related note payable	$-	$-	$-	$5,000